Exhibit 99.5

RESTRICTED STOCK AGREEMENT

Under the

1996 LABOR READY EMPLOYEE STOCK OPTION AND INCENTIVE PLAN

Pursuant to your Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement, Labor Ready, Inc. (the “Company”) has granted to you under its 1996 Labor Ready Employee Stock Option and Incentive Plan (the “Plan”) the number of shares of the Company’s common stock (“Shares”) indicated in your Grant Notice.  The Shares are subject to certain vesting and transfer restrictions and are referred to herein as “Restricted Stock”.  Defined terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your award are as follows:

1.                                      VESTING AND FORFEITURE OF RESTRICTED STOCK.  Subject to the limitations contained herein, you will vest in your Restricted Stock as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment with the Company and its Subsidiaries and Affiliates.  If there is a Change in Control (as defined in the Plan) while you are employed by the Company or any Subsidiary or Affiliate of the Company, and you are terminated without Cause or you terminate for Good Reason, your Restricted Stock shall become immediately 100% vested upon such Change in Control and subsequent termination.  Any Restricted Stock in which you are not vested when you terminate employment with the Company and its Subsidiaries and Affiliates shall be forfeited and ownership of such Shares shall return to the Company on your employment termination date.

2.                                      NUMBER OF SHARES OF RESTRICTED STOCK.  The number of Shares of Restricted Stock referenced in your Grant Notice may be adjusted from time to time for changes in the Company’s capital structure at the Board’s sole discretion, as provided in the Plan.

3.                                      OWNERSHIP AND TAXATION UPON VESTING IN RESTRICTED STOCK.

(a)                                  Until you vest in your Restricted Stock and any transfer restrictions that apply pursuant to Section 8 below are released, the Restricted Stock shall be held by the Company on your behalf.  Your ownership of the Restricted Stock shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.  In the event ownership of Shares is prohibited due to foreign exchange, securities regulations, or other provisions of applicable law, you, or in the event of your death, your legal representative, shall receive cash proceeds in an amount equal to the value of the Shares otherwise distributable to you upon vesting in the Restricted Stock and release of transfer restrictions, net of the satisfaction of the requirements of Section 3(b) below.

(b)                                 Upon vesting in your Restricted Stock, you shall pay, or make adequate arrangements satisfactory to the Company or a Subsidiary or Affiliate to pay, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary or Affiliate, if any, which arise in connection with your vesting in the Restricted Stock.  You hereby authorize the Company (or a Subsidiary of Affiliate that employs you), at the time your Restricted Stock becomes vested or at any time thereafter, to withhold from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, sums to satisfy the required tax withholdings.  Alternatively, or in addition, if permissible under local law, the Company may, in its sole discretion, (i) sell or arrange for the sale of a portion of the Restricted Stock to satisfy the withholding obligation or to reclaim ownership of a portion of the Restricted Stock at the minimum withholding and payment of the tax withholding amount, and/or (ii) reclaim ownership of a portion of the Restricted Stock, provided that the Company shall retake ownership in only the amount of Shares necessary to satisfy the minimum withholding amount.  You shall pay to the Company (or the Subsidiary or Affiliate that employs you) any amount needed to pay the tax withholding obligations that cannot be satisfied by the means previously described.  The Company may refuse to release the transfer restrictions on the Restricted Stock if  you fail to meet your tax withholding obligations.

(c)                                  In lieu of releasing restrictions on fractional Shares, on the vesting of a fraction of a Share, the Company shall vest the entire Share where the fraction represents .5 or more of the Share, and shall not vest any of the Share where such fraction represents less than .5 of the Share.

(d)                                 Until your Restricted Stock is evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means, you shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such Shares.  No adjustment will be made for a dividend or other right for which the record date is prior to the date you are recorded as the owner of the Shares, except as provided in Section 4.4 of the Plan.

(e)                                  By signing this Agreement, you agree not to sell any of the Shares in which you become vested at a time when applicable laws or Company policies prohibit a sale.

4.                                      TRANSFERABILITY.  Your right in the Restricted Stock awarded under this Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the vesting in respect of such Restricted Stock.

5.                                      RESTRICTED STOCK AWARD NOT A SERVICE CONTRACT.  Your award of Restricted Stock is not an employment or service contract, and nothing in your award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary or Affiliate, or of the Company or a Subsidiary or Affiliate to continue your employment.  In addition, nothing in your award shall obligate the Company or a Subsidiary or Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or a Subsidiary or Affiliate.

6.                                      GOVERNING PLAN DOCUMENT.  Your Restricted Stock award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your award and those of the Plan, the provisions of the Plan shall control.

7.                                      STOCKHOLDER RIGHTS.  You will be deemed to be the holder of, and will have all of the rights of a holder with respect to, any Shares with respect to your Restricted Stock once your ownership of such Shares is evidenced as set forth in 3 above, even if you have not vested in your Restricted Stock, provided, however, that any dividends paid or distributions made on Restricted Stock in which you are not vested shall be subject to the same vesting schedule as the Restricted Stock upon which the dividend is paid or distribution made, and the Restricted Stock shall be subject to transfer restrictions as set forth in Section 4 above and Section 8 below.

8.                                      RESTRICTIONS ON TRANSFER OF SHARES.  Seventy-five percent (75%) of the Net Shares (“Long Term Shares”) of Restricted Stock in which you become vested cannot be sold, gifted or otherwise transferred prior to the expiration of the retention period specified in your Grant Notice.  The retention period for the Long Term Shares received begins on the date of the vesting of Restricted Stock and ends after the number of years specified in your Grant Notice have been completed. The “Net Shares” is the amount of Restricted Stock that vests, less any Shares that you sold or otherwise transferred or in which the Company reclaimed ownership to pay federal, state, local or foreign tax withholding owed as a result of the vesting of your Restricted Stock. Shares sold or otherwise transferred can be Shares covered by the Restricted Stock, or Shares you previously acquired, but the computation of the tax withholding is based solely on the obligations resulting from the vesting of your Restricted Stock.  Upon your termination of employment with the Company and all Subsidiaries and Affiliates, the Company’s Board of Directors or the Committee that administers the Plan may, in its discretion, reduce the retention period remaining on your Long Term Shares by as much as fifty percent (50%) of the remaining retention period.  The Company may place restrictive legends and stop transfer instructions on the Long Term Shares issued stating that the Shares cannot be transferred prior to the expiration of the retention period.

9.                                      GOLDEN PARACHUTE TAXES.  In the event that any amounts paid or deemed paid to you pursuant to this Agreement are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made to you under the Plan and any other compensation paid or deemed paid to you), or if you are deemed to receive an “excess parachute payment” by reason of the acceleration of vesting of your Restricted Stock granted under the Plan due to a Change in Control, the amount of such payments or deemed payments shall be reduced (or, alternatively, the number of Shares of

Restricted Stock that become 100% vested shall be reduced), so that no such payments or deemed payments shall constitute excess parachute payments.  The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Company’s Board of Directors.

10.                               CERTAIN DEFINITIONS.

(a)                                  “Cause” shall mean any of the following:

(i)                                     any material breach of an agreement between the Participant and the Company which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

(ii)                                  willful unauthorized use or disclosure of confidential information or trade secrets of the Company by the Participant;

(iii)                               the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, in the good faith discretion of the Board, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(iv)                              material failure of the Participant to comply with rules, policies or procedures of the Company, as they may be amended from time to time, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(v)                                 Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company;

(vi)                              personal conduct that is materially detrimental to the business of the Company; or

conviction of or plea of nolo contendere to a felony.

(b)                                 “Terminate for Good Reason” shall mean any voluntary termination by written resignation of the Continuous Status as a Participant of any Employee after a Change of Control because of: (1) a material reduction in the Participant’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Participant inconsistent with the Participant’s role at the Company prior to the Change of Control, (3) a reduction in the Participant’s base salary or total incentive compensation; (4) a material reduction in the Participant’s benefits unless such reduction applies to all Participants of comparable rank; and (5) the relocation of the Participant’s primary work location more than fifty (50) miles from the

Participant’s primary work location prior to the Change of Control; provided that the Participant’s written notice of voluntary resignation must be tendered within one (1) year of the Change of Control, and shall specify which of the events described in (1) through (5) resulted in the resignation.